UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(281) 606-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items
On July 15, 2013, Era Group Inc. (the “Company”) fixed September 12, 2013 as the date for the 2013 annual meeting of stockholders of the Company (the “2013 Annual Meeting”) and August 5, 2013 as the record date for the 2013 Annual Meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2013 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company has set August 5, 2013 as the deadline for receipt of stockholder proposals pursuant to Rule 14a-8. In order for a proposal under Rule 14a-8 to be considered timely, it must have been received by the Company on or prior to August 5, 2013, at the Company’s principal executive offices at 818 Town & Country Blvd., Suite 200, Houston, Texas 77024 and be directed to the attention of the Corporate Secretary. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2013 Annual Meeting.
Under the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders may also present a proposal or director nomination at the 2013 Annual Meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s Bylaws. To be timely, notice by a stockholder of any proposal or nomination must have been provided not later than the close of business on July 25, 2013. The Company’s Bylaws specify requirements relating to the content of the notice that stockholders must provide. A copy of the Company’s Bylaws was filed as Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2013.
On July 15, 2013, the Company issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, issued July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

		By:	/s/ Christopher S. Bradshaw
		Name:	Christopher S. Bradshaw
		Title:	Executive Vice President and Chief Financial Officer

Date:	July 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued July 15, 2013